                                                                      EXHIBIT 16

                                  David I. Tow
                              132 SW Oakridge Drive
                          Port St. Lucie, Florida 34984


                                  June 4, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  PRIVATE CAPITAL INVESTORS, INC.; COMMISSION FILE NO.: 000-31691

Ladies and Gentlemen:

         I was previously the principal accountant for Private Capital Investors, Inc., a Florida corporation (the "Company"), and, under the date of September 8, 2000, I reported on the financial statements of the Company as of and for the year ended July 31, 2000. Effective May 31, 2001, the Company and I decided that I would no longer serve as the Company's independent accountant. This decision was based on the Company's need for an accounting firm with more experience auditing financial statements of public companies. I have read the Company's statements included under Item 4 of its Form 8-K dated May 31, 2001 and I agree with such statements.

                                                     Very truly yours,



                                                     David I. Tow